Exhibit 5.1

SPRINGVIEW HOLDINGS LTD	D +852 3656 6054
E nathan.powell@ogier.com

Reference: NMP/CLE/507192.00002

20 January 2026

Dear Sirs

SPRINGVIEW HOLDINGS LTD (the Company)

We have acted as Cayman Islands counsel to the Company in connection with the Company’s registration statement on Form F-1, including all amendments or supplements thereto (the Registration Statement), as filed with the United States Securities and Exchange Commission (the Commission) under the United States Securities Act of 1933, as amended to date (the Act). The Registration Statement relates to the offering by the Company (the Offering) of securities up to an aggregate amount of US$30,000,006.68 which comprise of:

(a)	up to 2,691,791 Class A Ordinary Share of USD0.0008 par value each (the Class A Ordinary Shares);

(b)	up to 2,691,791 pre-funded warrants (Pre-Funded Warrants); and

(c)	up to 2,691,791 Class A Ordinary Shares underlying the Pre-Funded Warrants.

The Class A Ordinary Shares, the Pre-Funded Warrants and the underlying Class A Ordinary Shares issuable upon the exercise of the relevant Pre-Funded Warrants shall be collectively referred to as the Offering Securities.

We are furnishing this opinion as Exhibit 5.1 and Exhibit 23.2 to the Registration Statement.

Unless a contrary intention appears, all capitalised terms used in this opinion have the respective meanings set forth in the Documents.

2	Documents examined

For the purposes of giving this opinion, we have examined originals, copies, or drafts of the following documents (the Documents):

(a)	the certificate of incorporation of the Company dated 27 September 2023 issued by the Registrar of Companies of the Cayman Islands (the Registrar);

Ogier Providing advice on British Virgin Islands, Cayman Islands and Guernsey laws Floor 11 Central Tower 28 Queen’s Road Central Central Hong Kong T +852 3656 6000 F +852 3656 6001 ogier.com	Partners Nicholas Plowman Nathan Powell Anthony Oakes Oliver Payne Kate Hodson David Nelson Justin Davis Joanne Collett Dennis Li	Cecilia Li Yuki Yan David Lin Alan Wong Janice Chu** Rachel Huang** Florence Chan*‡ Richard Bennett**‡ James Bergstrom‡	* admitted in New Zealand ** admitted in England and Wales ‡ not ordinarily resident in Hong Kong

(b)	the third amended and restated memorandum and articles of association of the Company adopted by the special resolutions passed on 17 October 2025 and effective on 2 December 2025 (the Memorandum and Articles);

(c)	a certificate of good standing dated 15 January 2026 (the Good Standing Certificate) issued by the Registrar in respect of the Company;

(d)	the register of directors and officers of the Company dated 5 March 2025 (the ROD);

(e)	a copy of the listed shareholder list of the Company as provided to us on 13 January 2026 (the ROM, and together with the ROD, the Registers);

(f)	a draft form of the Pre-Funded Warrant to be issued by the Company as exhibited to the Registration Statement;

(g)	a draft form of the placement agency agreement to be entered into between the Company and Univest Securities, LLC in connection with the Offering as exhibited to the Registration Statement (the Placement Agency Agreement);

(h)	a draft form of the securities purchase agreement to be entered into between the Company and the relevant purchasers in connection with the Offering as exhibited to the Registration Statement (the Securities Purchase Agreement);

(i)	a certificate from a director of the Company dated 20 January 2026 (the Director’s Certificate);

(j)	a copy of the written resolutions of the directors of the Company dated 16 January 2026 approving the Company’s filing of the Registration Statement and issuance of the Offering Securities (the Board Resolutions); and

(k)	the Registration Statement.

The form of the Pre-Funded Warrant, the Placement Agency Agreement and the Securities Purchase Agreement shall be collectively referred to as the Documents.

3	Assumptions

In giving this opinion we have relied upon the assumptions set forth in this paragraph 2 without having carried out any independent investigation or verification in respect of those assumptions:

(a)	all original documents examined by us are authentic and complete;

(b)	all copy documents examined by us (whether in facsimile, electronic or other form) conform to the originals and those originals are authentic and complete;

(c)	all signatures, seals, dates, stamps and markings (whether on original or copy documents) are genuine;

(d)	each of the Good Standing Certificate, the Registers and the Director’s Certificate is accurate and complete as at the date of this opinion;

(e)	the Memorandum and Articles provided to us are in full force and effect and have not been amended, varied, supplemented or revoked in any respect;

(f)	all copies of the Registration Statement are true and correct copies and the Registration Statement conform in every material respect to the latest drafts of the same produced to us and, where the Registration Statement has been provided to us in successive drafts marked-up to indicate changes to such documents, all such changes have been so indicated;

(g)	the Board Resolution remains in full force and effect and have not been, and will not be, rescinded or amended, and each of the directors of the Company has acted in good faith with a view to the best interests of the Company and has exercised the standard of care, diligence and skill that is required of him or her in approving the Offering and the transactions set out in the Board Resolutions and no director has a financial interest in or other relationship to a party of the transactions contemplated by the Offering and the Board Resolutions which has not been properly disclosed in the Board Resolutions;

(h)	neither the directors and shareholders of the Company have taken or will take any steps to wind up the Company or to appoint a liquidator or restructuring officer of the Company, and no receiver has been or will be appointed over any of the Company’s property or assets;

(i)	the Company will issue the Offering Securities in furtherance of its objects as set out in its Memorandum;

(j)	the Company will have sufficient authorized but unissued share capital to effect the issue of any of the Class A Ordinary Shares at the time of issuance, whether as a principal issue or on the conversion, exchange or exercise of any Offering Securities;

(k)	each party (other than the Company) has capacity, power and authority to enter into and perform their obligations under all Documents entered into by such parties in connection with the issuance of the Offering Securities, and the due execution and delivery thereof by each party thereto;

(l)	the Company will duly execute and delivery the Documents in the draft form as exhibited in the Registration Statement in accordance with the Board Resolutions;

(m)	the Documents are, or will be, legal, valid, binding and enforceable against all relevant parties in accordance with their terms under the laws of the State of New York and all other relevant laws(the Relevant Law) (other than, with respect to the Company, the laws of the Cayman Islands);

(n)	the choice of the Relevant Law as the governing law of the Documents has been made in good faith and would be regarded as a valid and binding selection which will be upheld by the courts of the State of New York and any other relevant jurisdiction (other than the Cayman Islands) as a matter of the Relevant Law and all other relevant laws (other than the laws of the Cayman Islands);

(o)	no invitation has been or will be made by or on behalf of the Company to the public in the Cayman Islands to subscribe for any Class A Ordinary Shares, Pre-Funded Warrants (nor the Class A Ordinary Shares underlying such securities) have been offered or issued to residents of the Cayman Islands;

(p)	no monies paid to or for the account of any party under the Documents or in connection with any Offering Securities issuable under the Documents or any property received or disposed of by any party to the Documents or in connection with the Offering Securities issuable under the Documents, or the consummation of the transactions contemplated thereby represent or will represent proceeds of criminal conduct or criminal property or terrorist property (as defined in the Proceeds of Crime Act (As Revised) and the Terrorism Act (As Revised), respectively);

(q)	upon the issue of any Class A Ordinary Shares, whether as a principal issue or on the conversion, exchange or exercise of the Offering Securities in connection with the Offering, the Company will receive consideration for the full issue price which shall be equal to at least the par value thereof;

(r)	the Company is, and after the issuance (where applicable) of the Offering Securities, able to pay its liabilities as they fall due; and

(s)	there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein.

4	Opinions

On the basis of the examinations and assumptions referred to above and subject to the limitations and qualifications set forth in paragraph 4 below, we are of the opinion that:

Corporate status

(a)	The Company has been duly incorporated as an exempted company with limited liability and is validly existing and in good standing with the Registrar under the laws of the Cayman Islands.

Authorised Share capital

(b)	The authorised share capital of the Company is US$50,000 divided into 50,000,000 Class A Ordinary Shares of US$0.0008 par value each and 100,000,000 Class B Ordinary Shares of US$0.0001 par value each.

Valid Issuance of Class A Ordinary Shares

(c)	The Class A Ordinary Shares to be offered and issued by the Company as contemplated by the Registration Statement have been duly authorised for issue and when:

(i)	issued by the Company against payment in full of the consideration thereof in accordance with the terms set out in the Registration Statement, the terms set out in the applicable definitive Documents referred to within the Registration Statement and the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares and payment of the consideration specified therein (being not less than the par value of the Class A Ordinary Shares) has been made, will be validly issued, fully paid and non-assessable.

(d)	The Class A Ordinary Shares issuable pursuant to the Pre-funded Warrants (the Underlying Shares), when the relevant Pre-funded Warrants are exercisable under the terms of the applicable definitive agreement approved by the Board as referred to within the Registration Statement have been duly reserved and authorised for issue and when:

(i)	issued by the Company upon due exercise of the relevant Pre-funded Warrants in accordance with the terms of the applicable definitive Documents as referred to in the Registration Statement and in accordance with the Company’s then effective memorandum and articles of association; and

(ii)	such issuance of Class A Ordinary Shares have been duly registered in the Company’s register of members as fully paid shares and payment of the consideration specified therein (being not less than the par value of the Class A Ordinary Shares) has been made, will be, subject to payment of the exercise price therefor under the terms of the applicable agreement, validly issued, fully paid and non-assessable.

5	Limitations and Qualifications

5.1	We offer no opinion:

(a)	as to any laws other than the laws of the Cayman Islands, and we have not, for the purposes of this opinion, made any investigation of the laws of any other jurisdiction, and we express no opinion as to the meaning, validity, or effect of references in the Documents to statutes, rules, regulations, codes or judicial authority of any jurisdiction other than the Cayman Islands;

(b)	except to the extent that this opinion expressly provides otherwise, as to the commercial terms of, or the validity, enforceability or effect of the Registration Statement, the accuracy of representations, the fulfilment of warranties or conditions, the occurrence of events of default or terminating events or the existence of any conflicts or inconsistencies among the Registration Statement and any other agreements into which the Company may have entered or any other documents; or

(c)	as to whether the acceptance, execution or performance of the Company’s obligations under the Registration Statement or the applicable definitive agreement will result in the breach of or infringe any other agreement, deed or document (other than the Company’s Memorandum and Articles) entered into by or binding on the Company.

5.2	Under the Companies Act (Revised) (the Companies Act) of the Cayman Islands annual returns in respect of the Company must be filed with the Registrar, together with payment of annual filing fees. A failure to file annual returns and pay annual filing fees may result in the Company being struck off the Register of Companies, following which its assets will vest in the Financial Secretary of the Cayman Islands and will be subject to disposition or retention for the benefit of the public of the Cayman Islands.

5.3	In good standing means only that as of the date of this opinion the Company is up-to-date with the filing of its annual returns and payment of annual fees with the Registrar. We have made no enquiries into the Company’s good standing with respect to any filings or payment of fees, or both, that it may be required to make under the laws of the Cayman Islands other than the Companies Act.

6	Governing law of this opinion

6.1	This opinion is:

(a)	governed by, and shall be construed in accordance with, the laws of the Cayman Islands;

(b)	limited to the matters expressly stated in it; and

(c)	confined to, and given on the basis of, the laws and practice in the Cayman Islands at the date of this opinion.

6.2	Unless otherwise indicated, a reference to any specific Cayman Islands legislation is a reference to that legislation as amended to, and as in force at, the date of this opinion.

7	Reliance

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the headings “Enforceability of Civil Liabilities” and “Legal Matters” of the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the Rules and Regulations of the Commission thereunder.

This opinion may be used only in connection with the offer and sale of the Offering Securities while the Registration Statement is effective.

Yours faithfully

/s/ Ogier

Ogier